Exhibit 99.1

Crystal River Capital, Inc.

Three World Financial Center
200 Vesey Street, 10th Floor
New York, New York 10281-1010

FOR IMMEDIATE RELEASE

MONDAY, NOVEMBER 3, 2008

Crystal River’s management will host a dial-in teleconference to review its third quarter 2008 financial results on November 3, 2008 at 4:30 p.m. (EST). The teleconference can be accessed by dialing 888-208-1427 or 913-312-0838 (International). A replay of the recorded teleconference will be available through November 17, 2008. The replay can be accessed by dialing 888-203-1112 or 719-457-0820 (International) and entering passcode 5394173. A live audio webcast of the call will be accessible on the Company’s website, www.crystalriverreit.com, via a link from the Investor Relations section. A replay of the audio webcast will be archived in the Investor Relations section of the Company’s website.

CRYSTAL RIVER REPORTS THIRD QUARTER 2008 FINANCIAL RESULTS

DECLARES FOURTH QUARTER 2008 DIVIDEND OF $0.10 PER SHARE

NEW YORK, NY—November 3, 2008—Crystal River Capital, Inc. (“Crystal River” or the “Company”) (NYSE: CRZ) today announced its results for the quarter ended September 30, 2008.

Separately, the Company announced that its Board of Directors has declared a fourth quarter dividend of $0.10 per share.

For additional information, please refer to Crystal River’s letter to stockholders, which has been posted to the Investor Relations section of the Company’s website at www.crystalriverreit.com.

I.            THIRD QUARTER UPDATE

•                  Liquidity and leverage update: Crystal River continued its focus on reducing leverage by paying down its repurchase agreement debt to $8.3 million at September 30, 2008 from $22.1 million at June 30, 2008. The amount drawn under the Company’s revolving credit facility was $41.4 million at September 30, 2008.

•                  Operating results: The net loss for the quarter ended September 30, 2008 totaled $56.7 million, or $2.28 per share. Operating Earnings (defined below) for the quarter ended September 30, 2008 totaled $13.9 million, or $0.56 per share, compared to $20.9 million, or $0.83 per share, for the third quarter of 2007 and $16.6 million, or $0.67 per share, for the second quarter of 2008. The decrease over the second quarter of 2008 was primarily attributable to lower interest income resulting from the sale of Crystal River’s Agency MBS portfolio and the sale and repayment of a portion of the Company’s real estate loan portfolio, partially offset by lower interest expense.

•                  Dividend: Cash flow from operations for the third quarter represented approximately three times coverage of the quarterly dividend of approximately $2.5 million, with the remainder being used to pay down liabilities.

•                  Book value: Crystal River’s GAAP book value per share decreased to $0.07 at September 30, 2008 from $2.46 at June 30, 2008.

•                  Portfolio activity and subsequent events: As previously announced, Crystal River sold $27.1 million of whole loans that the Company had previously designated for sale. Furthermore, Crystal River’s $9.6 million investment in a construction loan matured during the third quarter of 2008. The investment, which paid off at par, had a floating-rate coupon of LIBOR plus 3.1%. The proceeds from the sales and the loan repayment were used to repay debt.

Discussion of Results

Net Investment Income (defined below) for the quarter ended September 30, 2008 totaled $18.3 million, or $0.73 per share, compared to Net Investment Income of $23.5 million, or $0.94 per share, for the third quarter of 2007 and Net Investment Income of $21.6 million, or $0.87 per share, for the second quarter of 2008. The decrease over the second quarter of 2008 was primarily attributable to lower interest income resulting from the sale of Crystal River’s Agency MBS portfolio and the sale and repayment of a portion of the Company’s real estate loan portfolio, partially offset by lower interest expense.

The net loss for the quarter ended September 30, 2008 totaled $56.7 million, or $2.28 per share, compared to a net loss of $93.9 million, or $3.76 per share, for the third quarter of 2007 and a net loss of $75.5 million, or $3.04 per share, for the second quarter of 2008. The primary contributors to the third quarter 2008 net loss were impairment charges and mark-to-market adjustments totaling $59.2 million. Finally, the Company also recorded a $4.4 million loan loss allowance on its real estate loan holdings during the quarter ended September 30, 2008.

The following table details the Company’s impairment charges and mark-to-market adjustments on its available for sale securities by type and by sector and its CDO liabilities for the quarter ended September 30, 2008:

Impairment charges and mark-to-market adjustments of assets and liabilities:

CDO Assets and Liabilities:

($ in millions)	CMBS(4)	Prime RMBS(5)	Subprime RMBS	Liabilities	Total
Cash flows(1)	$(57.4)	$(2.8)	$(3.6)	$—	$(63.8)
Yield-spread widening (2)	(4.4)	(5.3)	(0.4)	—	(10.1)
MTM(3) assets	(4.0)	—	0.1	—	(3.9)
MTM liabilities	—	—	—	45.5	45.5
Total	$(65.8)	$(8.1)	$(3.9)	$45.5	$(32.3)

(1)	Accounting rule EITF 99-20 refers to changes in cash flow assumptions on underlying assets.
(2)	Accounting rule EITF 99-20 refers to excessive yield-spread widening on underlying assets.
(3)	Mark-to-market adjustments under SFAS 159 (“MTM”).
(4)	Commercial mortgage-backed securities (“CMBS”).
(5)	Residential mortgage-backed securities (“RMBS”).

Non-CDO Assets:

($ in millions)	CMBS	Prime RMBS	Subprime RMBS	Total
Cash flows	$(4.9)	$(4.4)	$(0.3)	$(9.6)
Yield-spread widening	(13.0)	(3.3)	(1.0)	(17.3)
Total	$(17.9)	$(7.7)	$(1.3)	$(26.9)

GAAP Book Value

GAAP common equity book value per share was $0.07 at September 30, 2008. Following Crystal River’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 159 on January 1, 2008, the Company carries both the assets and liabilities of its two securitized CDO entities at their fair values. As a result, unrealized gains and losses on the available for sale securities held within the Company’s CDOs, the corresponding CDO liabilities, and swaps previously designated as a hedge are recorded directly into earnings in the Company’s consolidated statements of operations.

Dividend Information

Crystal River announced that its Board of Directors declared a cash distribution for the quarter ended December 31, 2008 of $0.10 per share of common stock. The cash distribution will be paid on January 30, 2009 to stockholders of record as of the close of business on December 31, 2008.

In setting the dividend, the Board of Directors considered a number of factors, including, but not limited to, operating results, taxable income and REIT qualification requirements, available tax losses, economic conditions, capital requirements, liquidity, retention of capital and other operating trends. Given the variability of these considerations, the Board of Directors will continually reevaluate these factors when determining future dividends.

About Crystal River

Crystal River Capital, Inc. (NYSE: CRZ) is a specialty finance REIT. The Company invests in commercial real estate, real estate loans, and real estate–related securities, such as commercial and residential mortgage-backed securities. For more information, visit www.crystalriverreit.com.

COMPANY CONTACT

Marion Hayes

Investor Relations

Crystal River Capital, Inc.

(212) 549-8413

mhayes@crystalriverreit.com

[CRZ-F]

II.        CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets

	September 30,	June 30,	December 31,
($ in thousands, except share and per share data)	2008	2008	2007
	(unaudited)	(unaudited)
ASSETS
Available for sale securities, at fair value	$191,367	$295,836	$1,815,246
Real estate loans	11,069	24,370	170,780
Real estate loans held for sale	20,375	47,504	—
Commercial real estate, net	229,885	231,511	234,763
Other investments	1,550	1,550	37,761
Intangible assets	76,949	78,357	81,174
Cash and cash equivalents	7,035	7,754	27,521
Restricted cash	26,924	27,646	68,706
Receivables	21,621	22,119	31,637
Prepaid expenses and other assets	1,097	1,763	540
Deferred financing costs, net	1,553	1,707	10,750
Derivative assets	5	28	560
Total Assets	$589,430	$740,145	$2,479,438
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable, accrued expenses and other	$2,666	$2,610	$1,817
Due to manager	57	360	678
Due to affiliate	—	—	—
Dividends payable	2,498	7,454	16,828
Intangible liabilities	73,635	75,005	77,745
Repurchase agreements	8,335	22,117	1,276,121
Collateralized debt obligations (1)	153,362	204,769	486,608
Junior subordinated notes	51,550	51,550	51,550
Mortgages payable	219,380	219,380	219,380
Senior mortgage-backed notes, related party	—	24,087	99,815
Secured revolving credit facility, related party	41,420	38,420	67,319
Interest payable	2,457	2,454	9,256
Derivative liabilities	32,320	31,037	61,729
Total Liabilities	587,680	679,243	2,368,846
Commitments and contingencies
Stockholders’ Equity
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding	—	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 24,875,282; 24,775,283; and 24,704,945 shares issued and outstanding, respectively	25	25	25
Additional paid-in capital	564,441	563,900	562,930
Accumulated other comprehensive loss	(10,171)	(9,724)	(15,481)
Accumulated deficit	(552,545)	(493,299)	(436,882)
Total Stockholders’ Equity	1,750	60,902	110,592
Total Liabilities and Stockholders’ Equity	$589,430	$740,145	$2,479,438

(1)       Fair value at September 30, 2008, and June 30, 2008 and cost at December 31, 2007.

Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended			Nine months ended
($ in thousands, except share and per share data)	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007

Revenues
Interest income – available for sale securities	$21,069	$24,355	$52,945	$85,361	$153,972
Interest income – real estate loans	936	2,207	4,512	5,755	13,241
Other interest and dividend income	185	218	2,220	1,072	7,196
Total interest and dividend income	22,190	26,780	59,677	92,188	174,409
Rental income, net	5,399	5,550	4,998	16,611	10,656
Total revenues	27,589	32,330	64,675	108,799	185,065

Expenses
Interest expense	9,302	10,732	41,920	44,302	125,218
Management fees, related party	243	418	1,416	1,328	5,597
Professional fees	480	585	857	1,733	2,843
Depreciation and amortization	3,022	3,022	2,816	9,066	5,925
Incentive fees	—	—	—	—	124
Insurance expense	480	480	265	1,290	672
Directors’ fees	86	127	173	366	513
Public company expense	105	302	225	518	457
Commercial real estate expenses	348	420	333	1,185	677
Provision for loss on real estate loans	4,401	7,386	—	20,850	—
Other expenses	237	521	105	1,133	401
Total expenses	18,704	23,993	48,110	81,771	142,427

Other revenues (expenses)
Realized net gain (loss) on sale of securities available for sale, real estate loans, and other investments	97	(1,263)	(2,502)	(4,951)	(1,322)
Realized and unrealized gain (loss) on derivatives	(6,152)	5,351	(27,644)	(44,183)	(39,851)
Impairments on available for sale securities	(26,876)	(18,310)	(81,293)	(112,340)	(103,986)
Net change in assets and liabilities valued under fair value option	(32,305)	(69,355)	—	(134,508)	—
Foreign currency exchange gain	—	—	(459)	—	4,292
Income (loss) from equity investments	—	—	741	(40)	2,179
Other	(397)	(295)	658	(975)	586
Total other expenses	(65,633)	(83,872)	(110,499)	(296,997)	(138,102)

Net loss	$(56,748)	$(75,535)	$(93,934)	$(269,969)	$(95,464)

Net loss per share – basic and diluted	$(2.28)	$(3.04)	$(3.76)	$(10.88)	$(3.82)
Weighted average shares of common stock outstanding:
Basic and diluted	24,882,612	24,807,529	24,995,885	24,813,649	25,023,058
Dividends declared per share of common stock	$0.10	$0.30	$0.68	$1.08	$2.04

Net Investment Income (Unaudited)

	Three months ended			Nine months ended
($ in thousands, except share and per share data)	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007

Total interest and dividend income	$22,190	$26,780	$59,677	$92,188	$174,409
Rental income, net	5,399	5,550	4,998	16,611	10,656
Income (loss) from equity investments	—	—	741	(40)	2,179
Interest expense	(9,302)	(10,732)	(41,920)	(44,302)	(125,218)

Net Investment Income	$18,287	$21,598	$23,496	$64,457	$62,026
Net Investment Income per share	$0.73	$0.87	$0.94	$2.60	$2.48
Weighted average shares of common stock outstanding:
Basic and diluted	24,882,612	24,807,529	24,995,885	24,813,649	25,023,058

Reconciliation of Net Loss to Operating Earnings (Unaudited)

	Three months ended			Nine months ended
($ in thousands, except share and per share data)	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007

Net loss	$(56,748)	$(75,535)	$(93,934)	$(269,969)	$(95,464)
Realized net (gain) loss on sale of securities available for sale, real estate loans, and other investments	(97)	1,263	2,502	4,951	1,322
Realized and unrealized (gain) loss on derivatives	6,152	(5,351)	27,644	44,183	39,851
Impairments on available for sale securities	26,876	18,310	81,293	112,340	103,986
Net change in assets and liabilities valued under fair value option	32,305	69,355	—	134,508	—
Provision for loss on real estate loans	4,401	7,386	—	20,850	—
Foreign currency exchange gain	—	—	459	—	(4,292)
Depreciation and amortization	3,022	3,022	2,816	9,066	5,925
Cash settlements on economic hedges that did not qualify for hedge accounting treatment	(2,026)	(1,818)	79	(5,888)	1,258

Operating Earnings	$13,885	$16,632	$20,859	$50,041	$52,586
Operating Earnings per share	$0.56	$0.67	$0.83	$2.02	$2.10
Weighted average number of shares outstanding:
Basic and diluted	24,882,612	24,807,529	24,995,885	24,813,649	25,023,058

Comprehensive Loss (Unaudited)

	Three months ended			Nine months ended
($ in thousands)	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007

Net loss	$(56,748)	$(75,535)	$(93,934)	$(269,969)	$(95,464)

Changes in OCI - securities available for sale (1)	(1,033)	1,784	(39,683)	(7,232)	(90,157)
Realization of deferred unrealized losses on cash flow hedges	—	8,327	(25,374)	13,181	(11,132)
Amortization of net gain (loss) on cash flow hedges into interest expense	586	300	(894)	1,031	(1,716)
Comprehensive loss	$(57,195)	$(65,124)	$(159,885)	$(262,989)	$(198,469)

(1)       Represents reclassification from OCI (“Other Comprehensive Income”) to impairments on available for sale securities.

Reconciliation of Net Loss to Estimated REIT Taxable Income (Unaudited)

($ in thousands, except share and per share data)	Three months ended Sept. 30, 2008	Nine months ended Sept. 30, 2008

GAAP net loss	$(56,748)	$(269,969)

Adjustments to GAAP net loss:
Net loss of taxable REIT subsidiary	1	496
Share-based compensation	14	(80)
Net tax adjustments related to interest income	(1,716)	(7,371)
Tax derivative loss in excess of book loss	718	(15,360)
Capital-loss limitation	314	36,163
Impairment losses not deductible for tax purposes	26,876	112,340
Net change in assets and liabilities valued under fair value option	32,305	134,508
Loan loss allowance not deductible for tax purposes	4,401	20,850
GAAP-to-tax difference on rent escalation and lease amortization	(387)	(1,161)
Other	(21)	(67)
Net adjustments from GAAP net loss to estimated REIT taxable income	62,505	280,318
Estimated REIT Taxable Income	5,757	10,349
Estimated REIT Taxable Income per share(1)	$0.23	$0.42
Weighted average number of shares outstanding:
Basic and diluted	24,882,612	24,813,649

(1)                               As a REIT, we are required to distribute the greater of 90% of (a) our REIT taxable income and (b) the excess inclusion income generated by our CDOs.

III.                                 SUPPLEMENTAL INFORMATION

Total Investment Portfolio at September 30, 2008

The following table summarizes the Company’s investment portfolio at September 30, 2008, June 30, 2008, and September 30, 2007:

	September 30, 2008		June 30, 2008		September 30, 2007
($ in millions)	Carrying Value	% Total	Carrying Value	% Total	Carrying Value	% Total
Available for sale securities
Agency MBS	$—	—	$—	—	$1,423.6	54.3%
CMBS	158.7	34.9%	241.7	40.2%	468.0	17.8%
Prime RMBS	22.7	5.0%	37.8	6.3%	144.6	5.5%
Subprime RMBS	10.0	2.2%	16.3	2.7%	79.5	3.0%
ABS (1)	—	—	—	—	20.2	0.8%
Preferred stock	0.0	0.0%	0.0	0.0%	1.7	0.1%
Direct real estate loans
Construction loans	2.7	0.6%	16.0	2.7%	25.3	1.0%
Mezzanine loans (2)	26.2	5.8%	26.3	4.4%	31.8	1.2%
Whole loans	2.5	0.6%	29.6	4.9%	155.8	5.9%
Real estate finance fund	—	—	—	—	34.6	1.3%
Commercial real estate–owned (3)	229.9	50.6%	231.5	38.5%	236.9	9.0%
Other	1.6	0.3%	1.6	0.3%	1.6	0.1%
Total	$454.3	100.0%	$600.8	100.0%	$2,623.6	100.0%

(1)      Asset-backed securities (“ABS”).

(2)      Includes two loans in the amount of $20.4 million held for sale.

(3)      Excludes intangible assets.

Third Quarter 2008 Securities Roll-Forward Table

The table below details the impact of purchases and sales, principal paydowns, premium and discount amortization, and adjustments to market value on our available for sale securities during the third quarter of 2008:

($ in millions)	CMBS	Prime RMBS	Subprime RMBS	Total Portfolio
Carrying Value June 30, 2008	$241.7	$37.8	$16.3	$295.8
Sales	—	—	—	—
Principal paydowns	0.2	(0.2)	(1.3)	(1.3)
Principal loss	—	(0.3)	(0.1)	(0.4)
Amortization of discount	1.4	1.3	0.3	3.0
Market value adjustments:
CDO assets	(65.8)	(8.1)	(3.9)	(77.8)
Non-CDO assets	(17.9)	(7.7)	(1.3)	(26.9)
OCI	(0.9)	(0.1)	—	(1.0)
Carrying Value September 30, 2008	$158.7	$22.7	$10.0	$191.4

COMMERCIAL REAL ESTATE (“CRE”) INVESTMENT PORTFOLIO

At September 30, 2008, Crystal River’s CRE investment portfolio totaled $233.2 million. The CRE portfolio consists of three high-quality office buildings 100% leased on a triple-net basis to JPMorgan Chase. The buildings are financed with long-term fixed-rate mortgage loans.

CRE investment portfolio at September 30, 2008:

Location	Tenant	Year of Lease Expiry	Total Area (000s Sq. Ft.)	Book Value (1) (Millions)	Mortgage Debt (Millions)	Net Book Equity (Millions)
Houston, Texas	JPMorgan Chase	2021	428.6	$60.8	$53.4	$7.4
Arlington, Texas	JPMorgan Chase	2027	171.5	21.5	20.9	0.6
Phoenix, Arizona	JPMorgan Chase	2021	724.0	150.9	145.1	5.8
Total CRE			1,324.1	$233.2	$219.4	$13.8

(1)       Book value includes intangible assets and intangible liabilities, but excludes rent-enhancement receivables.

REAL ESTATE LOAN INVESTMENT PORTFOLIO

At September 30, 2008, Crystal River’s real estate loan portfolio, which consists of mezzanine loans, a construction loan and a whole loan, totaled $31.4 million and had a weighted average interest rate of 9.1%. Crystal River recorded a $4.4 million loan loss allowance on its real estate loan holdings during the quarter ended September 30, 2008.

As previously announced, Crystal River sold whole loans for $27.1 million in the third quarter of 2008 that the Company had previously designated for sale. Furthermore, Crystal River’s $9.6 million investment in a construction loan matured during the third quarter of 2008. The investment, which paid off at par, had a floating-rate coupon of LIBOR plus 3.1%. The proceeds from the sales and the loan repayment were used to repay debt.

Real estate loan portfolio at September 30, 2008:

	Mezzanine Loans		Construction Loans			Whole Loans		Total / WA(1)
($ in millions)	Fixed	Floating	Fixed		Floating	Fixed	Floating	Fixed		Floating
Outstanding Face Amount	$26.1	$5.9	$14.6		$—	$—	$2.5	$40.7		$8.4
Carrying Value	20.4	5.9	2.7		—	—	2.5	23.1		8.4
Amortized Cost	26.0	5.9	14.6		—	—	2.5	40.6		8.4
Fair Value	20.4	5.7	2.7		—	—	2.4	23.1		8.1
Number of Loans	2	1	1		—	—	1	3		2
WA LTV(2)	82%	54%	164%		—	—	85%	111%		63%
Number of loans that are delinquent	—	—	1		—	—	—	1		—
WA Fixed Rate	8.83%	n/a	16.00	%(4)	—	—	n/a	8.83	%(5)	n/a
WA Floating Rate: Spread over LIBOR(3)	n/a	11.47%	n/a		—	—	5.73%	n/a		9.74%

(1)      Weighted Average (“WA”).

(2)      Loan-to-Value (“LTV”).

(3)      London Interbank Offered Rate (“LIBOR”).

(4)      Construction loan has been placed on non-accrual status.

(5)      Excludes 16.00% WA fixed rate for construction loan.

CMBS INVESTMENT PORTFOLIO

CMBS portfolio by credit rating at September 30, 2008:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield(1)	Term (Yrs) (2)
BBB	$56.4	$56.4	25.5%	8.3
BB	44.4	44.4	33.6%	9.1
B	26.0	26.0	35.4%	9.2
Below B	30.9	31.9	31.9%	5.3
Total CMBS	$157.7	$158.7	30.7%	8.1

(1) Yield is the calculated internal rate of return based on amortized cost and expected loss-adjusted cash flows.

(2) Refers to the loss-adjusted weighted average remaining life.

Credit characteristics of CMBS portfolio by vintage at September 30, 2008:

CDO Assets:

Vintage	WA Rating(1)	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO(2)	Cumulative Loss to Date(3)
Pre-2005	B	$2.8	$2.8	$0.9	3.60%	1.54%	0.00%
2005	BB-	244.8	244.8	57.0	2.60%	1.05%	0.00%
2006	BB-	248.3	248.3	57.1	2.29%	0.27%	0.00%
2007	BB+	27.9	27.9	6.2	2.70%	0.16%	0.00%
Total CMBS	BB-	$523.8	$523.8	$121.2	2.46%	0.63%	0.00%

(1)	Rounded to nearest rating.
(2)

“60+” means that a payment on an underlying collateral loan is more than 60 days past due; “FC” means that the collateral underlying the loan is under foreclosure; “REO” means that the collateral underlying the loan has been foreclosed and is owned by the issuing trust.

(3)	Actual losses based on securities we own; based on original face amount.

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	CCC+	$50.8	$43.3	$3.4	0.21%	1.12%	14.82%
2006	B-	119.6	119.6	16.8	0.60%	0.44%	0.00%
2007	B	132.8	132.8	17.3	1.17%	0.37%	0.00%
Total CMBS	B-	$303.2	$295.7	$37.5	0.78%	0.51%	2.48%

PRIME RMBS INVESTMENT PORTFOLIO

Prime RMBS portfolio by credit rating at September 30, 2008:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield	Term (Yrs)
BBB	$0.4	$0.4	45.6%	5.7
BB	7.1	7.1	66.0%	6.5
B	6.9	6.9	153.6%	4.9
Below B	8.3	8.3	128.1%	6.0
Total Prime RMBS	$22.7	$22.7	115.3%	5.8

Credit Characteristics of Prime RMBS portfolio by vintage at September 30, 2008:

CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2003	B	$1.9	$1.8	$0.7	0.23%	0.46%	0.00%
2004	CCC+	18.8	12.9	1.5	1.81%	8.38%	0.00%
2005	CCC+	92.9	78.3	10.1	1.33%	9.33%	0.37%
Total Prime RMBS	CCC+	$113.6	$93.0	$12.3	1.38%	9.02%	0.32%

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2003	NR	$1.9	$1.8	$0.1	0.00%	0.46%	0.70%
2004	NR	4.2	2.2	0.1	0.00%	1.30%	44.31%
2005	CC	95.5	76.9	8.0	0.54%	5.59%	6.12%
2006	CC	5.0	4.9	0.7	0.62%	1.89%	0.00%
2007	C	19.1	18.6	1.5	0.16%	1.40%	2.26%
Total Prime RMBS	CC	$125.7	$104.4	$10.4	0.46%	4.49%	5.65%

SUBPRIME RMBS INVESTMENT PORTFOLIO

Subprime RMBS Investment Portfolio at September 30, 2008:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield	Term (Yrs)
BBB	$3.0	$3.0	50.8%	4.8
BB	0.4	0.4	130.1%	4.6
B	0.8	0.8	52.7%	15.6
Below B	5.7	5.8	154.4%	6.4
Total Subprime RMBS	$9.9	$10.0	114.1%	6.6

Credit Characteristics of Subprime RMBS portfolio by vintage at September 30, 2008:

CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	CCC-	$80.3	$70.3	$5.8	5.33%	30.29%	0.00%
Total Subprime RMBS	CCC-	$80.3	$70.3	$5.8	5.33%	30.29%	0.00%

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	CC	$26.2	$25.1	$1.6	3.33%	35.42%	0.00%
2006	CCC+	25.2	24.5	2.0	5.23%	31.21%	0.00%
2007	CC	9.1	9.1	0.6	2.01%	24.92%	0.00%
Total Sub-prime RMBS	CCC-	$60.5	$58.7	$4.2	3.91%	32.04%	0.00%

Financing Details

The following table shows the Company’s available for sale securities, real estate loans, other investments and other assets as of September 30, 2008 and the different lines used to finance such assets, categorized by (i) CDO debt, (ii) other term debt, such as mortgage loans on commercial real estate and trust preferred securities, (iii) the Company’s secured revolving credit facility and (iv) reverse repurchase agreements:

	Assets	Debt
($ in millions)	Carrying Value	CDO Debt (1)	Other Term Debt	Funding Facility	Repurchase Agreements
CMBS	$158.7	$148.2	$—	$—	$8.3
Prime RMBS	22.7	3.5	—	—	—
Subprime RMBS	10.0	1.7	—	—	—
Real estate loans	31.4	—	—	26.4	—
Commercial real estate	229.9	—	219.4	—	—
Trust Preferred Securities	—	—	51.6	—	—
Other	136.7	—	—	15.0	—
Total	$589.4	$153.4	$271.0	$41.4	$8.3

(1)       CDO debt has been allocated based upon the asset mix within the Company’s CDOs.

CDO and Non-CDO Assets

The table below summarizes the breakdown of our available for sale securities between assets held by non-recourse securitization subsidiaries financed by CDO debt and assets held directly at September 30, 2008:

($ in millions)	Consolidated Carrying Value	CDO Assets	Non-CDO Assets
CMBS	$158.7	$121.2	$37.5
Prime RMBS	22.7	12.3	10.4
Subprime RMBS	10.0	5.8	4.2
Total	$191.4	$139.3	$52.1

Our securitized assets are held by two non-recourse securitization subsidiaries financed by CDO debt.  The table below details the assets and liabilities of these securitizations at September 30, 2008:

($ in millions)	Consolidated Outstanding Face Amount	Consolidated Carrying Value	CDO I	CDO II
CMBS	$523.8	$121.2	$23.4	$97.8
Prime RMBS	93.0	12.3	12.3	—
Subprime RMBS	70.3	5.8	5.8	—
Receivables, cash and other assets	—	7.5	4.6	2.9
Collateralized debt obligations	(474.4)	(153.4)	(39.5)	(113.9)
Derivative and other liabilities, net	—	(14.2)	(2.5)	(11.7)
Net Equity	$212.7	$(20.8)	$4.1	$(24.9)

OTHER INFORMATION

The Company expects to file its Form 10-Q for the quarter ended September 30, 2008 with the Securities and Exchange Commission by 5:30 p.m. EST on Monday, November 10, 2008. Please read the Form 10-Q carefully as it will contain Crystal River’s consolidated financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Form 10-Q also will be made available under the Investor Relations section of Crystal River’s website at www.crystalriverreit.com.

Definition of Operating Earnings

This press release and accompanying financial information make reference to Operating Earnings on a total and per share basis. The Company considers its Operating Earnings to be income after operating expenses but before loan loss provisions, realized and unrealized gains and losses, hedge ineffectiveness, foreign currency exchange impact, loss on impairment of assets, commercial real estate depreciation and amortization and net change in assets and liabilities valued under fair value option. The Company believes Operating Earnings provides useful information to investors because it views Operating Earnings as an effective indicator of the Company’s profitability and financial performance over time. Operating Earnings can and will fluctuate based on changes in asset levels, funding rates, available reinvestment rates, expected losses on credit-sensitive positions and the return on the Company’s investments as the underlying assets are carried at estimated fair value. The Company has provided the components of Operating Earnings and a full reconciliation from net loss to Operating Earnings with the financial statements accompanying this press release. Operating Earnings is a non-GAAP measure that does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Definition of Net Investment Income

This press release and accompanying financial information make reference to Net Investment Income on a total and per share basis. The Company considers its Net Investment Income to be total revenues including income from equity investments less interest expense. The Company believes Net Investment Income provides useful information to investors because it represents the largest component of the Company’s Operating Earnings, which management believes is an effective indicator of the Company’s profitability and financial performance over time. The Company provides the components of Net Investment Income with the financial statements accompanying this press release. Net Investment Income is a non-GAAP measure that does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Definition of Estimated REIT Taxable Income

Estimated REIT Taxable Income is a non-GAAP financial measure and does not purport to be an alternative to net loss determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Estimated REIT Taxable Income excludes the net loss of Crystal River’s domestic taxable REIT subsidiary. This non-GAAP financial measure is important to Crystal River and its stockholders because, as a real estate investment trust, we are required to pay substantially all of our REIT taxable income in the form of distributions to our stockholders and Estimated REIT Taxable Income is an effective indicator of the total amount of REIT taxable income available for distributions. Because not all REITs use identical calculations, this presentation of Estimated REIT Taxable Income may not be comparable to other similarly titled measures prepared and reported by other companies. The Company provides a full reconciliation from net loss to Estimated REIT Taxable Income with the financial statements accompanying this press release.

Forward-Looking Information

This news release, and our public documents to which we refer, contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our future financial results and future dividend payments. Forward-looking statements that are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “should,” “intend,” or similar terms or variations on those terms or the negative of those terms. Although we believe that the expectations contained in any forward-looking statement are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the effectiveness of our hedging strategies, the availability of mortgage-backed securities and other targeted investments for purchase and origination, the availability and cost of capital for financing future investments and, if available, the terms of any such financing, changes in the market value of our assets, future margin reductions and the availability of liquid assets to post additional collateral, changes in business conditions and the general economy, competition within the specialty finance sector, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and other risks disclosed from time to time in our filings with the Securities and Exchange Commission. For more information on the risks facing the Company, see the risk factors in Exhibit 99.1 to our Form 10-Q for the period ended June 30, 2008, filed with the SEC on August 11, 2008 and the updated version of those risk factors that the Company will file as Exhibit 99.1 to our Form 10-Q for the period ended September 30, 2008 that we expect to file with the SEC by 5:30 p.m. EST on November 10, 2008. We do not undertake, and specifically disclaim any obligation, to publicly release any update or supplement to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.